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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 19, 2007 (July 18, 2007)

                       NT MEDIA CORP. OF CALIFORNIA, INC.
               (Exact name of Registrant as specified in charter)

          Delaware                   000-31012                  94-3357128
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                               7800 Oceanus Drive
                          Los Angeles, California 90046
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (323) 445-4833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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ITEM 8.01 OTHER EVENTS.

         On July 18, 2007, NT Media Corp. of California, Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation (the "Amendment") with the Secretary of State of the State of Delaware after stockholders approved by written consent proposals to (i) increase the number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000, and (ii) effect a reverse stock split of the Common Stock of the Company in the ratio of one-hundred for one (100:1). As a result of the reverse stock split, the Company's issued and outstanding Common Stock has decreased from 86,903,224 to 869,023.

         To effect the reverse stock split on the Over-the-Counter Bulletin Board ("OTCBB"), the Company's Common Stock was assigned a new trading symbol. Effective at the opening of business on July 20, 2007, the Company's new trading symbol on the OTCBB will be NTMI.

         A copy of the filed Amendment is attached as Exhibit 3.4 to this report.


ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Item
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3.4             Certificate of Amendment of Certificate of Incorporation




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NT MEDIA CORP. OF CALIFORNIA, INC.

By:   /s/ Ali Moussavi
      ---------------------------------
      Ali Moussavi
      Chief Executive Officer and
      President
      Dated: July 19, 2007